CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-91875) pertaining to the 1998 Employee Stock Purchase Plan, 1998 Stock Plan and 1995 Employees' Class B Common Stock Incentive Stock Plan of iEntertainment Network, Inc. of our report dated February 28, 2001, with respect to the consolidated financial statements of iEntertainment Network, Inc. included and incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 2000.


                                                        /s/ Ernst & Young LLP
Raleigh, North Carolina
March 29, 2001